Exhibit 99.1

Bruker Reports Third Quarter 2017 Financial Results

BILLERICA, Mass. — November 2, 2017 — Bruker Corporation (NASDAQ: BRKR) today announced financial results for its third quarter ended September 30, 2017.

Bruker’s revenues for the third quarter of 2017 were $435.6 million, an increase of 10.6% compared to the third quarter of 2016. Excluding a 4.8% contribution from acquisitions and a 2.4% favorable effect from changes in foreign currency rates, Bruker’s year-over-year organic revenue growth was 3.4% in the third quarter of 2017.

Third quarter 2017 GAAP earnings per diluted share (EPS) were $0.23, compared to $0.29 in the third quarter of 2016. Third quarter 2017 non-GAAP EPS were $0.29, compared to $0.32 in the third quarter of 2016. The year-over-year decline in the company’s third quarter 2017 GAAP and non-GAAP EPS was primarily attributed to an unusually favorable tax rate in the third quarter of 2016, as previously disclosed.  A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

For the first nine months of 2017, Bruker’s revenues increased 8.3% year-over-year to $1,235.4 million, compared to $1,141.0 million in the first nine months of 2016. Excluding a 5.3% contribution from acquisitions and a 0.4% negative effect from changes in foreign currency rates, Bruker’s year-over-year organic revenue growth was 3.4% in the first nine months of 2017.

In the first nine months of 2017, GAAP EPS were $0.51, compared to $0.52 in the first nine months of 2016. Non-GAAP EPS for the first nine months of 2017 were $0.70, compared to $0.73 in the first nine months of 2016.

Frank Laukien, President and CEO of Bruker, commented: “We are pleased to report another quarter of positive organic revenue growth, which included about 4% year-over-year organic growth in our Scientific Instruments (BSI) segment. This growth reflects improvements in our academic markets, particularly in Europe, and in global industrial markets, as well as contributions from our targeted growth areas. In the first nine months of 2017, Bruker’s operating profit has increased at double-digit rates on both a GAAP and non-GAAP basis, while year-over-year EPS comparisons were adversely affected by an unusually low 2016 tax rate, as expected.”

He concluded: “We are encouraged by our year-to-date performance improvements and expect continued organic revenue growth momentum in 2018, in support of our multi-year margin expansion strategy. Based on our progress so far in 2017, we are raising our financial guidance for the year.”

Fiscal Year (FY) 2017 Financial Outlook

Bruker is raising its outlook for revenue growth, non-GAAP operating margin expansion and non-GAAP EPS in fiscal year 2017 to reflect improved operating performance and updated foreign currency rates. For FY 2017, the Company now expects revenue growth of 8% to 8.5%, including organic growth of 2.5% to 3%, growth from acquisitions of approximately 4.5%, and a foreign currency tailwind of approximately 1%.

The Company now projects an increase in FY 2017 non-GAAP operating margin of 70 bps to 100 bps year-over-year, including approximately 40 bps of headwind from recent acquisitions. Finally, for FY 2017 Bruker now expects non-GAAP EPS of $1.17 to $1.20.

For the Company’s outlook for FY 2017 non-GAAP operating margin and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP operating margin and non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today at 4:30 p.m. Eastern Daylight Time.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the “Events & Presentations” hyperlink.  A slide presentation that will be referenced during the webcast will be posted to the Company’s website shortly before the webcast begins.  Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international), and referencing “Bruker’s Third Quarter 2017 Earnings Conference Call”.  A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering conference number: 10113580. The replay will be available beginning one hour after the end of the conference through December 2, 2017.

About Bruker Corporation

For more than 55 years, Bruker has enabled scientists to make breakthrough discoveries and develop new applications that improve the quality of human life.  Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels.  In close cooperation with our customers, Bruker is enabling innovation, productivity and customer success in life science molecular research, in applied and pharma applications, in microscopy, nanoanalysis and industrial applications, as well as in cell biology, preclinical imaging, clinical phenomics and proteomics research, clinical microbiology and molecular pathology research.  For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures in this press release and in the earnings webcast: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating margin; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP earnings per share.  These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also refer to organic revenue growth and free cash flow in this press release and in the earnings webcast, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business.  We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment.  We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies.  We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results.  We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on such non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to these non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures is provided in the tables accompanying this press release following our GAAP financial statements.

With respect to the Company’s outlook for 2017 non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP operating margin, tax rate and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments.  These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins, EPS and tax rate calculated and presented in accordance with GAAP.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, fluctuations in foreign currency exchange rates, our ability to successfully implement our restructuring initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners, key suppliers and contract manufacturers, capital spending and government funding policies, changes in governmental regulations, the use and protection of intellectual property rights, litigation, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2016 and subsequently filed Quarterly Reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contacts:

Miroslava Minkova

Head of Investor Relations

Bruker Corporation

T: +1 (978) 663 – 3660, ext. 1479

E: miroslava.minkova@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30,	December 31,
(in millions)	2017	2016

ASSETS

Current assets:
Cash and cash equivalents	$263.9	$342.4
Short-term investments	165.3	157.9
Accounts receivable, net	269.8	243.9
Inventories	515.3	440.4
Other current assets	122.5	91.3
Total current assets	1,336.8	1,275.9

Property, plant and equipment, net	260.4	239.1
Intangibles, net and other long-term assets	364.3	293.4

Total assets	$1,961.5	$1,808.4

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$—	$20.1
Accounts payable	94.8	86.1
Customer advances	126.2	149.0
Other current liabilities	292.5	269.5
Total current liabilities	513.5	524.7

Long-term debt	480.5	391.6
Other long-term liabilities	227.6	199.0

Total shareholders’ equity	739.9	693.1

Total liabilities and shareholders’ equity	$1,961.5	$1,808.4

FOR FURTHER INFORMATION:	Miroslava Minkova, Head of Investor Relations
Tel: +1 (978) 663-3660, ext. 1479
Email: miroslava.minkova@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2017	2016	2017	2016

Revenues	$435.6	$393.9	$1,235.4	$1,141.0
Cost of revenues	237.6	208.7	677.6	618.9

Gross profit	198.0	185.2	557.8	522.1

Operating expenses:
Selling, general and administrative	102.9	96.8	303.8	290.4
Research and development	40.9	37.9	119.2	110.8
Other charges, net	4.3	4.6	13.8	20.6
Total operating expenses	148.1	139.3	436.8	421.8

Operating income	49.9	45.9	121.0	100.3

Interest and other expense, net	(2.5)	(2.9)	(11.8)	(11.1)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	47.4	43.0	109.2	89.2
Income tax provision	9.8	(4.0)	25.9	3.8

Consolidated net income	37.6	47.0	83.3	85.4
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.6	0.5	1.3	0.8
Net income attributable to Bruker Corporation	$37.0	$46.5	$82.0	$84.6

Net income per common share attributable to
Bruker Corporation shareholders:
Basic	$0.23	$0.29	$0.52	$0.52
Diluted	$0.23	$0.29	$0.51	$0.52

Weighted average common shares outstanding:
Basic	157.5	160.8	158.9	161.8
Diluted	158.7	161.5	159.9	162.7

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2017	2016	2017	2016
Cash flows from operating activities:
Consolidated net income	$37.6	$47.0	$83.3	$85.4
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	17.1	13.7	48.2	40.4
Stock-based compensation expense	3.1	2.5	8.4	6.8
Deferred income taxes	(2.8)	(28.1)	(5.0)	(32.1)
Other non-cash expenses, net	4.3	7.7	6.1	25.2
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(25.3)	(14.9)	(8.4)	15.4
Inventories	(0.9)	(13.4)	(37.5)	(73.4)
Accounts payable and accrued expenses	15.8	0.8	(8.6)	(11.5)
Income taxes payable, net	1.3	11.6	(6.3)	(19.8)
Deferred revenue	(3.5)	(2.4)	(0.2)	3.0
Customer advances	(14.1)	(0.1)	(34.7)	(6.5)
Other changes in operating assets and liabilities, net	2.7	11.5	5.4	7.1
Net cash provided by operating activities	35.3	35.9	50.7	40.0

Cash flows from investing activities:
Purchases of short-term investments	—	(44.5)	(118.5)	(77.6)
Maturities of short-term investments	64.6	72.3	134.0	122.4
Cash paid for acquisitions, net of cash acquired	(7.1)	—	(65.8)	(1.2)
Purchases of property, plant and equipment	(10.2)	(8.8)	(31.3)	(26.0)
Proceeds from sales of property, plant and equipment	—	—	6.9	0.9
Net cash provided (used in) by investing activities	47.3	19.0	(74.7)	18.5

Cash flows from financing activities:
Proceeds from revolving lines of credit	75.0	22.0	154.0	99.0
Repayment of revolving lines of credit	(25.0)	—	(65.0)	—
Repayment of note purchase agreement	—	—	(20.0)	—
(Repayment) Proceeds of other debt, net	(0.7)	(0.1)	(1.0)	0.1
Proceeds from issuance of common stock, net	6.1	0.6	15.3	10.2
Repurchase of common stock	(88.0)	(25.9)	(129.7)	(143.5)
Payment of dividends	(6.3)	(6.4)	(19.1)	(19.4)
Payment of contingent consideration	—	—	(3.5)	—
Cash payments to noncontrolling interest	—	(0.7)	(0.5)	(0.7)
Excess tax benefit related to stock option awards	—	—	—	0.3
Net cash used in financing activities	(38.9)	(10.5)	(69.5)	(54.0)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2.7	1.9	15.4	6.6
Net change in cash, cash equivalents and restricted cash	46.4	46.3	(78.1)	11.1
Cash, cash equivalents and restricted cash at beginning of period	221.4	236.0	345.9	271.2
Cash, cash equivalents and restricted cash at end of period	$267.8	$282.3	$267.8	$282.3

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2017	2016	2017	2016
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS

GAAP Operating Income	$49.9	$45.9	$121.0	$100.3
Non-GAAP Adjustments:
Restructuring Costs	4.6	5.3	8.5	12.8
Acquisition-Related Costs	0.7	0.4	9.4	10.4
Purchased Intangible Amortization	8.2	5.4	22.6	16.2
Other Costs	1.0	1.6	3.8	6.2
Total Non-GAAP Adjustments:	$14.5	$12.7	$44.3	$45.6

Non-GAAP Operating Income	$64.4	$58.6	$165.3	$145.9
Non-GAAP Operating Margin	14.8%	14.9%	13.4%	12.8%

Non-GAAP Interest & Other Expense, net	(3.6)	(2.9)	(12.9)	(11.1)
Non-GAAP Profit Before Tax	60.8	55.7	152.4	134.8

Non-GAAP Income Tax Provision	(13.8)	(3.5)	(38.7)	(15.4)
Non-GAAP Tax Rate	22.7%	6.3%	25.4%	11.4%

Minority Interest	(0.6)	(0.5)	(1.3)	(0.8)

Non-GAAP Net Income Attributable to Bruker	46.4	51.7	112.4	118.6

Weighted Average Shares Outstanding (Diluted)	158.7	161.5	159.9	162.7

Non-GAAP Earnings Per Share	$0.29	$0.32	$0.70	$0.73

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$198.0	$185.2	$557.8	$522.1
Non-GAAP Adjustments:
Restructuring Costs	1.6	2.5	1.6	6.4
Acquisition-Related Costs	0.2	0.2	5.6	2.3
Purchased Intangible Amortization	7.4	4.7	18.4	14.0
Other Costs	0.2	—	0.7	0.1
Total Non-GAAP Adjustments:	9.4	7.4	26.3	22.8
Non-GAAP Gross Profit	$207.4	$192.6	$584.1	$544.9
Non-GAAP Gross Margin	47.6%	48.9%	47.3%	47.8%

Reconciliation of GAAP and Non-GAAP Tax Rate
GAAP Tax Rate	20.7%	-9.3%	23.7%	4.3%
Non-GAAP Adjustments:
Tax Impact of Non-GAAP Adjustments	1.9%	1.3%	1.5%	-2.4%
Tax Authority Settlements	0.0%	0.0%	0.0%	1.7%
Valuation Allowance Release	0.0%	16.4%	0.0%	9.3%
Other Discrete Items	0.1%	-2.1%	0.2%	-1.5%
Total Non-GAAP Adjustments:	2.0%	15.6%	1.7%	7.1%
Non-GAAP Tax Rate	22.7%	6.3%	25.4%	11.4%

Reconciliation of GAAP and Non-GAAP Interest & Other Income (Expense), net
GAAP Interest & Other Income (Expense), net	$(2.5)	$(2.9)	$(11.8)	$(11.1)
Non-GAAP Adjustments:
Bargain Purchase Gain	(1.1)	—	(1.1)	—
Non-GAAP Interest & Other Income (Expense), net	$(3.6)	$(2.9)	$(12.9)	$(11.1)

Reconciliation of GAAP Operating Cash Flow and Non-GAAP Free Cash Flow
GAAP Operating Cash Flow	$35.3	$35.9	$50.7	$40.0
Non-GAAP Adjustments:
Purchases of property, plant and equipment	(10.2)	(8.8)	(31.3)	(26.0)
Non-GAAP Free Cash Flow	$25.1	$27.1	$19.4	$14.0

Reconciliation of GAAP Revenue and Non-GAAP Revenue
GAAP Revenue as of Prior Comparable Period	$393.9	$396.1	$1,141.0	$1,145.6
Non-GAAP Adjustments:
Acquisitions and divestitures	19.1	6.3	60.4	23.5
Currency	9.0	1.2	(5.1)	(1.9)
Organic	13.6	(9.7)	39.1	(26.2)
Total Non-GAAP Adjustments:	41.7	(2.2)	94.4	(4.6)
Non-GAAP Revenue	$435.6	$393.9	$1,235.4	$1,141.0
Organic Revenue Growth	3.4%	-2.4%	3.4%	-2.3%

Days Inventory Outstanding is calculated as follows: GAAP Average Inventory balance divided by (GAAP Revenue less Non-GAAP Gross Profit (defined above))

Days Payable Outstanding is calculated as follows:  GAAP Average Accounts Payable balance divided by (GAAP Revenue less Non-GAAP Gross Profit (defined above) plus the Change in GAAP Inventory balance)

Days Sales Outstanding is calculated as follows:  GAAP Average Accounts Receivable balance divided by GAAP Revenue